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E-Filed

Colorado Secretary of State
Date and Time: 09/21/2017 12:54 PM
ID Number: 20171643383

Document number: 20171705623
Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

Omega Resources, Inc. .

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation's initial principal office is

Street address

8541 North County Road 11
(Street number and name)

Wellington *(City)* CO *(State)* 80549 *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

Mailing address
(leave blank if same as street address)

P.O. Box 1397
(Street number and name or Post Office Box information)

Wellington *(City)* CO *(State)* 80549 *(ZIP/Postal Code)*
(Province – if applicable) United States . *(Country)*

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name
(if an individual)

Kemp *(Last)* Reginald *(First)* A *(Middle)* Sr. *(Suffix)*

or

(if an entity)

(Caution: Do not provide both an individual and an entity name.)

Street address

8471 Pebble Court
(Street number and name)

Wellington *(City)* CO *(State)* 80549 *(ZIP/Postal Code)*

Mailing address
(leave blank if same as street address)

P.O. Box 205
(Street number and name or Post Office Box information)

Wellington *(City)* CO *(State)* 80549 . *(ZIP/Postal Code)*

ARTINC_PC Page 1 of 3 Rev. 8/5/2013

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name (if an individual)	Ziegler	Karen		
	(Last)	*(First)*	*(Middle)*	*(Suffix)*

or

(if an entity) ______________________________

(Caution: Do not provide both an individual and an entity name.)

Mailing address

8541 North County Road 11
(Street number and name or Post Office Box information)

P.O. Box 205

Wellington	CO	80549
(City)	*(State)*	*(ZIP/Postal Code)*

______________________ United States.
(Province – if applicable) *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☑ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

◉ Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☑ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ______________________.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

ARTINC_PC Page 2 of 3 Rev. 8/5/2013

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Kemp	Reginald	A	Sr.
(Last)	*(First)*	*(Middle)*	*(Suffix)*

8471 Pebble Court
(Street number and name or Post Office Box information)
P.O. Box 205

Wellington	CO	80549
(City)	*(State)*	*(ZIP/Postal Code)*

	United States
(Province – if applicable)	*(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

ARTINC_PC Page 3 of 3 Rev. 8/5/2013

Omega Resources, Inc

8541 North County Road 11

Wellington, CO 80549

AUTHORIZED SHARES

Attachment 1, Amended September 21, 2017

The corporation is authorized to issue ten-five million (10,000,000) preferred shares, par value $0.0001 and sixty-five million (65,000,000) common shares, par value $0.0001 that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

Omega Resources, Inc

8541 North County Road 11

Wellington, CO 80549

LIST OF INCORPORATORS

Attachment 2, Amended September 21, 2017

Karen Ziegler - President

8541 North County Road 11

P.O. Box 1397

Wellington, CO 80549

Reginald A. Kemp, Sr. - Vice President

8471 Pebble Court

P.O. Box 205

Wellington, CO 80549